ABN AMRO CAPITAL USA LLC 100 Park Avenue New York, NY 10017

Dated as of June 17, 2019

Seaways Shipping Corporation
International Seaways Inc.
Second Katsura Tanker Corporation

(each having its registered address at the Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands MH96960)

Dear Sirs/Madams:

Re: Side Letter to the Credit Agreement, dated as of June 7, 2018

1.
We refer to the credit agreement, dated as of June 7, 2018 (the “Credit Agreement”), made by and among (1) Seaways Shipping Corporation, as borrower (the “Borrower”), (2) International Seaways, Inc. and Second Katsura Tanker Corporation, as initial guarantors (the “Guarantors”), (3) ABN AMRO Bank N.V., as swap bank, and (4) ourselves, as mandated lead arranger, arranger, bookrunner, security trustee, facility agent (in such capacity, the “Facility Agent”) and lender, in the total maximum amount of US$29,150,000 for the purposes set out therein.

2.	All capitalized terms not otherwise defined shall have the meanings given to them in the Credit Agreement.

3.	The parties have agreed that certain deposits at ABN AMRO Bank N.V. be counted toward the calculation of Cash Equivalents.

4.	The parties have therefore agreed that the following amendment be made to the Credit Agreement:

Paragraph (b) of the definition of “Cash Equivalents” as set forth in Section 1.01 shall be deleted in its entirety and replaced with the following: “investments in certificates of deposit, banker’s acceptances and time deposits maturing within 180 days from the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, ABN AMRO Bank N.V. or any domestic office of any commercial bank organized under the laws of the United States of America or any State thereof that has a combined capital and surplus and undivided profits of not less than $500,000,000;”

5.
The Facility Agent hereby confirms its agreement to the above amendment to the Credit Agreement which will be effective, as of the date first mentioned above, once the Borrower and the Guarantors shall have confirmed their acknowledgment and agreement to the provisions of this Side Letter by counter-signing this Side Letter by duly authorized signatories acceptable to the Facility Agent in all respects.

6.
The Facility Agent agrees, subject to the terms and conditions set forth in this Side Letter, to waive any Default or Event of Default that may have occurred prior to the effectiveness of this Side Letter under Section 9.01(c) of the Credit Agreement solely due to the parties’ mutual understanding that time deposits made by the Borrower at ABN AMRO Bank N.V. would be counted toward the calculation of Cash Equivalents in a manner not permitted under the Credit Agreement.

7.
The Borrower and the Guarantors undertake to make all reasonable commercial efforts to deliver to the Facility Agent, such other documents and evidence in respect of the amendment referred to in paragraph 4 above as shall be required by the Facility Agent, in a form acceptable to the Facility Agent.

8.	The Credit Agreement shall be hereby amended (and deemed amended) in accordance with this Side Letter and the terms of the amendment referred to in paragraph 4 above.

9.	This Side Letter is a Loan Document.

10.
Save as amended by this Side Letter, the provisions of the Credit Agreement shall continue in full force and effect and the Credit Agreement and this Side Letter shall be read and construed together as one instrument.

11.
From and after the date first above written, all references in the Credit Agreement to “this Agreement” (or words or phrases of a similar meaning) shall be deemed to be references to the Credit Agreement as amended by this Side Letter unless the context otherwise specifically requires.

12.	This Side Letter and any non-contractual obligations in connection with it are governed by, and shall be construed in accordance with, New York law.

[Signature Pages Follow]

Yours faithfully,

ABN AMRO CAPITAL USA LLC,
as Facility Agent

By:	/s/Amit Wynalda	/s/Maria Rodriguez
Name:	Amit Wynalda	Maria Rodriguez
Title:	Executive Director	Director
Date:	June 24, 2019	June 24, 2019

We hereby acknowledge and agree as of the date first above written.

SEAWAYS SHIPPING CORPORATION,
as Borrower

By:	/s/Jeffrey D. Pribor
Name:	Jeffrey D. Pribor
Title:	Senior Vice President and Treasurer
Date:	June 17, 2019

INTERNATIONAL SEAWAYS, INC.,
as Initial Guarantor

By:	/s/Jeffrey D. Pribor
Name:	Jeffrey D. Pribor
Title:	Senior Vice President, CFO and Treasurer
Date:	June 17, 2019

SECOND KATSURA TANKER CORPORATION,
as Initial Guarantor

By:	/s/Jeffrey D. Pribor
Name:	Jeffrey D. Pribor
Title:	Senior Vice President and Treasurer
Date:	June 17, 2019